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                                                           Exhibit 3

                                  IRREVOCABLE PROXY

         The undersigned stockholder of Everest & Jennings International Ltd., a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below) appoints Graham-Field Health Products, Inc., a Delaware corporation ("Graham-Field"), or any designee of Graham-Field, the attorney and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company owned beneficially or of record by the undersigned, which shares are listed in Schedule I to the Stockholder Agreement referred to below, and any and all other shares or securities of the Company issued or issuable with respect thereof or otherwise acquired by stockholder on or after the date hereof, until the termination date specified in the Stockholder Agreement (the "SHARES"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given as to the matters covered hereby prior to the earlier of the date of termination of the Stockholder Agreement pursuant to Section 9.02 thereof (the "TERMINATION DATE") and the Effective Time of the Merger (such earlier date being hereinafter referred to as the "Proxy Termination Date"). This proxy is irrevocable (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below), coupled with an interest, and is granted in connection with the Stockholder Agreement, dated as of September 3, 1996, among Graham-Field, Irwin Selinger and the undersigned stockholder, as the same may be amended from time to time (the "STOCKHOLDER AGREEMENT", capitalized terms not otherwise defined herein being used herein as therein defined), and is granted in consideration of the Company entering into the Merger Agreement referred to therein.

         The attorney and proxy named above will be empowered at any time prior to the Proxy Termination Date to exercise all voting and other rights with respect to the Shares (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of stockholders of the Company held prior to the Proxy Termination Date and in connection with every solicitation of written consents in lieu of such a meeting prior to the Proxy Termination Date, or otherwise, to the extent that any of the following matters is considered and voted on at any such meeting or in connection with any such consent solicitation: (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and the Stockholder Agreement and each of the other actions contemplated by the Merger Agreement and the Stockholder Agreement and any actions required in furtherance thereof; (ii) against any action, any failure to act, or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company or the undersigned stockholder under the Merger Agreement or the Stockholder Agreement (before giving


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against any action, any failure to act, or agreement that would result in a breach in any respect of any covenant, representation, or warranty or any other obligation or agreement of the Company or the undersigned stockholder under the Merger Agreement or the Stockholder Agreement (before giving effect to any materiality or similar qualifications contained therein); and (iii) against any Alternative Proposal.

         The attorney and proxy named above may only exercise this proxy to vote the Shares subject hereto in accordance with the preceding paragraph, and may not exercise this proxy in respect of any other matter. The undersigned shareholder may vote the Shares (or grant one or more proxies to vote the Shares) on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This proxy is irrevocable, but shall automatically terminate and be revoked and be of no further force and effect on and after the Proxy Termination Date.


Dated:   September 3, 1996                  BIL (Far East Holdings)
                                                  Limited


                                            By: /s/ Rodney Price
                                              ----------------------------
                                            Name:  Rodney Price
                                            Title: Director